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                                                                     EXHIBIT 4.2



                      INTERACTIVE FLIGHT TECHNOLOGIES, INC.
                             1997 STOCK OPTION PLAN
                             STOCK OPTION AGREEMENT


         Unless otherwise defined herein, the terms defined in the Interactive Flight Technologies, Inc. 1997 Stock Option Plan (the "PLAN") shall have the same defined meanings in this Option Agreement.

I.       Notice of Stock Option Grant

         Optionee's Name                             _________________________
         Optionee's Address                          _________________________
                                                     _________________________
                                                     _________________________

         You (also referred to as "OPTIONEE") have been granted an option to purchase shares of Class A Common Stock of the Company ("SHARES") subject to the terms and conditions of the Plan and this Stock Option Agreement as follows:

         Grant Number                               ________________

         Date of Grant                              ________________

         Exercise Price per Share                   $_______________

         Total Number of Shares Covered             ________________

         Type of Option                             _______  Incentive Stock
                                                    Option

                                                         _______  Nonstatutory
                                                    Stock Option

         Term of Option/Outside Expiration Date:    _________________

         VESTING SCHEDULE:

         Subject to the termination provisions of this Option Agreement and the Plan, this Option may be exercised, in whole or in part, in respect that portion of this Option which has vested as of the exercise date. This Option shall vest and become exercisable in equal one-third installments on each of first three anniversaries of the grant date. In each case, the number of Shares that may be purchased pursuant to the exercise of the Option shall be rounded to the nearest full Share.

         TERMINATION PERIOD:

         Unless the Option is terminated due to a Termination Event, this Option may be exercised for thirty (30) days after termination of employment or consulting relationship, or such longer period as may be applicable upon death or Disability of Optionee as provided in the Plan, but only to the extent vested as of the date of termination, death or Disability. In no event may the Option be exercised later than the Term of Option/Outside Expiration Date above.

II.      AGREEMENT

         1. GRANT OF OPTION. The Administrator of the Company hereby grants to the Optionee named in the Notice of Grant attached as Part I of this Agreement (the "OPTIONEE"), an option (the "OPTION") to purchase a number of Shares, as set forth in the Notice of Grant, at the exercise price per share set in the Notice of Grant (the "EXERCISE

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PRICE"), subject to the terms and conditions of the Plan, which is incorporated herein by reference. Subject to Section 15(c) of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Option Agreement, the terms and conditions of the Plan shall prevail.

         If designated in the Notice of Grant as an Incentive Stock Option, this Option is intended to qualify as an Incentive Stock Option under Section 422 of the Code.

         2. EXERCISE OF OPTION.

                  (a) RIGHT OF EXERCISE. This Option is exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Grant and the applicable provisions of the Plan and this Option Agreement. In the event of Optionee's death, Disability or other termination of Optionee's employment or consulting relationship, or in the event of a Termination Event, the exercise of the Option is governed by the applicable provisions of the Plan and this Agreement.

                  (b) METHOD OF EXERCISE. This Option is exercisable by delivery of an exercise notice, (the "EXERCISE NOTICE") which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the "EXERCISED SHARES"), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. The Exercise Notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price and any additional documentation required by the Company.

         No Shares shall be issued pursuant to the exercise of this Option unless such issuance and exercise complies with all relevant provisions of law and the requirements of any stock exchange upon which the Shares are then listed. Assuming such compliance, for income tax purposes the Exercised Shares shall be considered transferred to the Optionee on the date the Option is exercised with respect to such Exercised Shares.

         3. METHOD OF PAYMENT. Payment of the aggregate Exercise Price shall be any of the following, or a combination thereof, at the election of the Optionee:

                  (a) cash; or

                  (b) check; or

                  (c) delivery of a properly executed exercise notice together with such other documentation as the Administrator and the Optionee's broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price; or

                  (d) if permitted by the Administrator in its sole discretion, surrender of other Shares which have a Fair Market Value on the date of surrender equal to the aggregate Exercise price of the Exercised Shares.

         4. NON-TRANSFERABILITY OF OPTION. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by the Optionee. The terms of the Plan and this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

         5. TERM OF OPTION. This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Option Agreement.

         6. NOT AN EMPLOYMENT OR SERVICE CONTRACT. Nothing in this Option or in the Plan shall be construed as an agreement by the Company, express or implied, to employ Optionee or contract for Optionee's services, to restrict the right of the Company to discharge Optionee or cease contracting for Optionee's services or to modify, extend or otherwise affect in any manner whatsoever, the terms of any employment agreement or contract for services which may exist between the Optionee and the Company.

         7. GOVERNING LAW. The interpretation, performance, and enforcement of this Agreement shall be

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governed by the laws of the State of Delaware without regard to the principles of conflicts of law.

         By your signature, the signature of your spouse (if any) on the attached consent, and the signature of the Company's representative below, you and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan and this Option Agreement. Optionee has reviewed the Plan and this Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option Agreement and fully understands all provisions of the Plan and Option Agreement. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and the Option Agreement.

OPTIONEE:                                INTERACTIVE FLIGHT TECHNOLOGIES, INC.


_______________________                  By:______________________________
Name:
                                         Name:____________________________

                                         Title:___________________________



                           DESIGNATION OF BENEFICIARY


         In the event of my death, I hereby designate the following as my beneficiary(ies) to receive all of my vested Options that are unexercised at that time.


NAME:    (Please print)_________________________________________
                                    (First)        (Middle)       (Last)


________________           _________________________________________
Relationship                        (Address)


Dated:__________           _________________________________________
                                    Signature of Employee


                                CONSENT OF SPOUSE


         The undersigned spouse of Optionee has read and hereby approves the terms and conditions of the Plan and this Option Agreement. In consideration of the Company's granting his or her spouse the right to purchase Shares as set forth in the Plan and this Option Agreement, the undersigned hereby agree to be irrevocably bound by the terms and conditions of the Plan and this Option Agreement and further agrees that any community property interest shall be similarly bound. The undersigned hereby appoints the undersigned's spouse as attorney-in-fact for the undersigned with respect to any amendment or exercise of rights under the Plan or this Option Agreement.




                                            ________________________________
                                            Spouse of Optionee

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